As filed with the Securities and Exchange Commission on October 3, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 3, 2003

FIRST CHARTER CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373

(Address, including zip code, of principal executive offices)

(704) 688-4300

(Registrant’s telephone number, including area code)

Item 5     Other Events

     By press release dated October 3, 2003, First Charter Corporation (the “Company”) announced that its wholly-owned subsidiary, First Charter Bank, a North Carolina state chartered bank (the “Bank”), entered into a written agreement (the “Agreement”) with the Federal Reserve Bank of Richmond and the Office of the North Carolina Commissioner of Banks, the Bank’s primary federal and state regulatory agencies. The Agreement arises out of previously disclosed regulatory examinations and requires the Bank to take appropriate actions to improve its programs and procedures for complying with the Currency and Foreign Transactions Reporting Act and the anti-money laundering provisions of Regulation H of the Board of Governors of the Federal Reserve System. Reference is made to the Company’s news release dated October 3, 2003 and the Agreement, which are included as exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 7     Financial Statements and Exhibits

(c)	The following exhibits are filed herewith:

Exhibit No.	Description

99.1	News release disseminated on October 3, 2003 by First Charter Corporation.
99.2	Agreement dated September 25, 2003 by and among First Charter Bank, the Federal Reserve Bank of Richmond and the Office of the North Carolina Commissioner of Banks.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

By:	/s/ Robert O. Bratton
Robert O. Bratton Executive Vice President and Chief Financial Officer

Dated: October 3, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release disseminated on October 3, 2003 by First Charter Corporation.
99.2	Agreement dated September 25, 2003 by and among First Charter Bank, the Federal Reserve Bank of Richmond and the Office of the North Carolina Commissioner of Banks.